EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                   ----------






The Board of Directors and Stockholders of
Healthy Planet Products, Inc.

We consent to the incorporation by reference in the registration statement of Healthy Planet Products, Inc. on Form S-8 (File No. 33-84740) of our report dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Healthy Planet Products, Inc. as of December 31, 1997 and 1996, and for each of the two fiscal years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-KSB.







                                                     /s/ Moss Adams LLP



Santa Rosa, California
_______________, 1998